Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

TriQuint Semiconductor, Inc.:

Under date of March 11, 2008, we reported on the consolidated balance sheets of TriQuint Semiconductor, Inc. (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, as contained in the annual report on Form 10-K for the year 2007. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statement (No. 333-81245, 333-36112, 333-75464, 333-08891, 333-08893, 333-02166, 333-31585, 333-48883, 333-66707, 333-74617, 333-81273, 333-39732, 333-39730, 333-61582, 333-65850, 333-89242, 333-102085, 333-105701, 333-115809, 333-120407, 333-125269, 333-134470, 333-143337) on Form S-8 of TriQuint Semiconductor, Inc. of our report dated March 11, 2008, with respect to the consolidated balance sheets of TriQuint Semiconductor, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of TriQuint Semiconductor, Inc.

As discussed in note 2 to the consolidated financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes and adopted Emerging Issues Task Force Issue (EITF) No. 06-02, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.

As discussed in note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payments.

/s/ KPMG LLP

Portland, OR

March 11, 2008